UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, DC 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF THE

SECURITIES EXCHANGE ACT OF 1934

Date of report (Date of earliest event reported): November 30, 2007

DOMINION HOMES, INC.

(Exact Name of Registrant as Specified in Charter)

Ohio	0-23270	31-1393233
(State of Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

4900 Tuttle Crossing Boulevard, P.O. Box 4900, Dublin, Ohio	43016-0993
(Address of Principle Executive Offices)	(Zip Code)

Registrant’s telephone number, including area code (614) 356-5000

(Former Name of Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communication pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01	Entry into a Material Definitive Agreement.

On November 30, 2007, Dominion Homes, Inc. (the “Company”) entered into certain lease amendments with its landlord, BRC Properties, Inc. (“BRC”), related to the Company’s corporate offices located in Dublin, Ohio, as further described below.

The Company entered into a Second Modification of Lease (the “Second Modification”) with BRC, amending that certain Lease dated as of July 21, 2003, as thereby amended from time to time, related to the Company’s offices located at 5000 Tuttle Crossing Boulevard (the “5000 Tuttle Crossing Lease”). The Second Modification provides the Company with an option to terminate the 5000 Tuttle Crossing Lease at any time on or after December 1, 2007. The Second Modification further provides that, in the event of an early termination, the Company will pay BRC an early termination fee in the amount of $385,000.00, plus any other charges due and payable under the 5000 Tuttle Crossing Lease as of the early termination date.

The Company also entered into an Amendment No. 3 to Lease (“Amendment No. 3”) with BRC, amending that certain Lease dated as of December 29, 1997, as thereby amended from time to time, related to the Company’s offices located at 4900 Tuttle Crossing Boulevard (the “4900 Tuttle Crossing Lease”). The Amendment No. 3 extends the expiration date of the 4900 Tuttle Crossing Lease to November 30, 2017, and provides for a revised rent schedule. The Amendment No. 3 also grants the Company an option to renew the 4900 Tuttle Crossing Lease for an additional five-year term beginning December 1, 2017 and expiring on November 30, 2022.

BRC is a significant shareholder of the Company, owning approximately 46.6% of the Company’s outstanding common shares. Accordingly, the terms of the Second Modification and Amendment No. 3 were negotiated and approved by the Audit Committee of the Company’s Board of Directors, which consists entirely of independent directors.

The foregoing descriptions of the Second Modification and Amendment No. 3 are qualified in their entirety by reference to the full text of the Second Modification and Amendment No. 3, copies of which are attached hereto as Exhibits 10.1 and 10.2 respectively, and are incorporated herein by reference.

Item 1.02	Termination of a Material Definitive Agreement.

On December 1, 2007, the Company notified BRC that it was exercising its right to terminate the 5000 Tuttle Crossing Lease, as amended by the Second Modification, effective as of December 1, 2007. The Company terminated the 5000 Tuttle Crossing Lease in order to consolidate its corporate offices into its 4900 Tuttle Crossing corporate office building. As a result of this early termination, the Company will pay BRC an early termination fee of $385,000.00. BRC is a significant shareholder of the Company, owning approximately 46.6% of the Company’s outstanding common shares. Accordingly, the termination of the 5000 Tuttle Crossing Lease was negotiated and approved by the Audit Committee of the Company’s Board of Directors, which consists entirely of independent directors.

Item 9.01	Financial Statements and Exhibits.

(d)	Exhibits.

The following exhibits are filed herewith:

Exhibit Number	Exhibit
10.1	Second Modification of Lease, dated November 30, 2007, between BRC Properties, Inc. and Dominion Homes, Inc.

10.2	Amendment No. 3 to Lease, dated November 30, 2007, between BRC Properties, Inc. and Dominion Homes, Inc.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

DOMINION HOMES, INC.

Date December 10, 2007	By	/s/ Laura L. Macias
Laura L. Macias
Senior Vice President

Exhibit Index

Exhibit Number	Exhibit
10.1	Second Modification of Lease, dated November 30, 2007, between BRC Properties, Inc. and Dominion Homes, Inc.

10.2	Amendment No. 3 to Lease, dated November 30, 2007, between BRC Properties, Inc. and Dominion Homes, Inc.